Exhibit 23.a.




              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2002 relating to the financial statements of Great Plains Energy Incorporated, which appears in Great Plains Energy Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                  /s/PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP


Kansas City, Missouri
April 29, 2002